As filed with the Securities and Exchange Commission on November 30, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-2496053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12900 Snow Road

Parma, Ohio 44130

(216) 676-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John D. Moran, Esq.

General Counsel, Vice President and Secretary

GrafTech International Ltd.

12900 Snow Road

Parma, Ohio 44130

(216) 676-2397

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

M. Ridgway Barker, Esq.

Kelley Drye & Warren LLP

400 Atlantic Street

Stamford, Connecticut 06901

(203) 324-1400

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share (2)	6,484,486	$18.15	$117,693,421	$8,391.54

(1)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and represents the average high and low trading prices of the common stock, as reported on the New York Stock Exchange, on November 23, 2010.
(2)	Also includes such additional indeterminate number of securities as may be issued pursuant to antidilution or variable exercise, conversion or exchange price or rate provisions of securities registered hereunder. No separate consideration will be received for any securities so issued.

EXPLANATORY NOTE

As previously announced, on November 30, 2010, we completed the acquisitions of (i) Seadrift Coke L.P. (“Seadrift”) pursuant to that certain Agreement and Plan of Merger, dated as of April 28, 2010, by and among GrafTech International Ltd., GrafTech Holdings Inc., GrafTech Delaware I Inc., GrafTech Delaware II Inc., Seadrift and certain partners of Seadrift (the “Seadrift Merger Agreement”), and (ii) C/G Electrodes, LLC (“C/G”) pursuant to that certain Agreement and Plan of Merger, dated as of April 28, 2010, by and among GrafTech International Ltd., GrafTech Holdings Inc., GrafTech Delaware III Inc., C/G and certain members of C/G (the “C/G Merger Agreement”). In accordance with the terms of the Seadrift Merger Agreement, the former owners of Seadrift received an aggregate of approximately 12,000,000 shares of common stock of the registrant. In accordance with the C/G Merger Agreement, the former owners of C/G received an aggregate of approximately 12,000,000 shares of common stock of the registrant. Of the approximately 24,000,000 shares of common stock received by the former owners of Seadrift and C/G, Nathan Milikowsky, Daniel Milikowsky and certain of their affiliates and related parties (collectively, the “Milikowskys”) received 17,515,482 of the shares of common stock of the registrant. We are filing this registration statement on Form S-3 to register the resale of the shares of common stock of the registrant by the former owners of Seadrift and C/G, other than the Milikowskys. “We,” “us,” “our,” “the “Company,” “GTI” or “GrafTech” refers to GrafTech International Ltd. and its subsidiaries, collectively or, if the context so requires, GrafTech International Ltd. or its subsidiaries, individually.

GrafTech International Ltd.

Common Stock

This prospectus may be used by selling stockholders and their subsequent transferees, pledgees, donees and successors (collectively, the “sellers”) for the offer and sale of up to 6,484,486 shares of our common stock. The sellers received such shares as consideration in connection with the acquisitions of (i) Seadrift Coke L.P. (“Seadrift”) pursuant to that certain Agreement and Plan of Merger, dated as of April 28, 2010, by and among GrafTech International Ltd., GrafTech Holdings Inc., GrafTech Delaware I Inc., GrafTech Delaware II Inc., Seadrift and certain partners of Seadrift, and (ii) C/G Electrodes, LLC (“C/G”) pursuant to that certain Agreement and Plan of Merger, dated as of April 28, 2010, by and among GrafTech International Ltd., GrafTech Holdings Inc., GrafTech Delaware III Inc., C/G and certain members of C/G.

The shares offered hereby may be sold from time to time by one or more of the sellers. No seller is required to offer or sell any shares pursuant to this prospectus. The shares offered by the sellers may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices. This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the sellers. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Pursuant to a Registration Rights and Stockholders’ Agreement dated November 30, 2010 (the “Stockholders’ Agreement”) among GrafTech International Ltd., the sellers and the other parties thereto, (i) certain sellers (the “Class A Sellers”) have agreed to use best efforts to limit sales covered by this registration statement to not more than 50,000 shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification transactions by us) per week (to the extent such seller holds less than 200,000 shares of our common stock) and (ii) certain other sellers (the “Class B Sellers”) have agreed to use best efforts to limit sales covered by this registration statement to not more than 125,000 shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification transactions by us) per week (to the extent such seller holds at least 200,000 shares of our common stock).

We will not receive any proceeds from the sale of any shares by the sellers pursuant to this prospectus. All proceeds from sales of shares pursuant to this prospectus will be paid directly to the sellers and will not be deposited in an escrow, trust or other similar arrangement. We will bear all of the expenses in connection with the registration of the shares offered hereby, including legal and accounting fees.

Our common stock is traded on the NYSE under the trading symbol “GTI.” On November 29, 2010, the last reported sale price of our common stock on the NYSE was $18.63 per share.

Investment in these securities involves a certain amount of risk. You should carefully consider the risks referenced under “Risk Factors” on Page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the sellers may, from time to time, offer and sell shares of our common stock pursuant to this prospectus.

It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in our common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The sellers are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the Commission and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Commission at, and obtain a copy of any such document by mail from, the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room and its charges. Our reports and proxy statements and other information relating to us can also be read and copied at the NYSE located at 11 Wall Street, New York, New York 10005, (212) 656-3000.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does, and any prospectus supplement will, not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the Commission. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the Commission’s web site described above and can be read and copied at the locations described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the Commission. We maintain a web site at http://www.graftech.com/GrafTech/Investor+Relations/ Default.htm. The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the Commission pursuant to the Exchange Act and hereby incorporate them by reference in the registration statement:

(a) Our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 23, 2010 (the “2009 Form 10-K”).

(b) Our amendment to the 2009 Form 10-K on Form 10-K/A, filed with the Commission on March 31, 2010.

(c) Our quarterly report on Form 10-Q for the period ended March 31, 2010, filed with the Commission on April 29, 2010.

(d) Our quarterly report on Form 10-Q for the period ended June 30, 2010, filed with the Commission on July 29, 2010.

(e) Our quarterly report on Form 10-Q for the period ended September 30, 2010, filed with the Commission on October 28, 2010.

(f) Our current reports on Form 8-K, filed with the Commission on March 16, 2010, May 26, 2010, October 1, 2010 and November 30, 2010.

(g) The portions of our annual proxy statement relating to our annual meeting of stockholders held on May 20, 2010, filed with the Commission on April 9, 2010, that have been incorporated by reference into the 2009 Form 10-K.

(h) Our registration statement on Form S-4 (Registration No. 333-167446) (the “S-4”), filed with the Commission on June 10, 2010, as amended on November 8, 2010, including the description of our common stock contained therein.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

We make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to:

GrafTech International Ltd.

12900 Snow Road

Parma, Ohio 44130

Attention: Investor Relations Department

Telephone: 216-676-2000

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere or incorporated by reference in this prospectus, including financial statements and the related notes. You should carefully consider, among other things, the matters discussed under “Risks Related to Us” and “Risks Relating to our Securities” in the 2009 Form 10-K, under “Risk Factors” in the S-4, and under “Forward Looking Statements and Risks” in our quarterly reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the Commission on April 29, 2010, July 29, 2010 and October 28, 2010, and in other documents that we subsequently file with the Commission that are incorporated by reference herein.

The Company

Our vision is to enable customer leadership, better and faster than our competition, through the creation, innovation and manufacture of graphite and carbon material science-based solutions. We have over 120 years of experience in the research and development of graphite and carbon-based solutions and our intellectual property portfolio is extensive. Our business was founded in 1886 by the National Carbon Company.

We are one of the world’s largest manufacturers of the broadest range of high quality graphite electrodes, products essential to the production of electric arc furnace, or EAF, steel and various other ferrous and nonferrous metals. We also manufacture carbon, graphite and semi-graphite refractory products, which protect the walls of blast furnaces and submerged arc furnaces. We are one of the largest manufacturers of high quality natural graphite products enabling thermal management solutions for the electronics industry and fuel cell solutions for the transportation and power generation industries. We are one of the world’s largest manufacturers and providers of advanced graphite and carbon materials for the transportation, solar, and oil and gas exploration industries. We service customers in about 70 countries, including industry leaders such as Arcelor Mittal, BaoSteel, Gerdau S.A. and ThyssenKrupp Steel in steel, Samsung in electronics, Elkem Solar in the solar industry and Griffin Wheel in the transportation industry.

Prior to the acquisitions of Seadrift and C/G described below, we have manufactured our products in eleven manufacturing facilities strategically located on four continents. We believe our network has the largest manufacturing capacity, one of the lowest manufacturing cost structures of all of our major competitors and delivers the highest-level quality products. Prior to the acquisitions of Seadrift and C/G we have had the operating capability, depending on product mix, to manufacture approximately 220,000 metric tons of graphite electrodes per year. We believe that our global manufacturing network provides us with competitive advantages in product quality, proximity to customers, timely and reliable product delivery, and product costs. Given our global network, we are well positioned to serve the growing number of consolidated, global, multi-plant steel customers as well as certain smaller, regional customers and segments.

We operate one of the premier research, development and testing facilities in the graphite and carbon industry, and we believe we are an industry leader in graphite and carbon material science and high temperature processing know-how. We believe our technological capabilities for developing products with superior thermal, electrical and physical characteristics provide us with a competitive advantage. These capabilities have enabled us to accelerate development and commercialization of our technologies to exploit markets with high growth potential.

On November 30, 2010, we acquired Seadrift and C/G.

Seadrift is one of the world’s largest manufacturers of petroleum-based needle coke and owns the world’s only known stand-alone petroleum-based needle coke plant, located in Port Lavaca, Texas. The plant is considered “state of the art” due to Seadrift’s three drum, three-step process. The plant’s capacity in 2009 was approximately 150,000 metric tons per year. The Seadrift plant is almost entirely self-sufficient, requiring only supplies of feedstock and fresh water to run continuously. In addition to calcined needle coke, the operation produces naphtha, gas oil and electricity as by-products.

Located in St. Marys, Pennsylvania, C/G is a U.S. owned and operated manufacturer of large diameter premium ultra-high power, or UHP, graphite electrodes used in the EAF steel making process. UHP graphite electrodes are highly engineered products uniquely capable of withstanding the intense environment inside an EAF, and are continuously consumed at a rate directly proportional to the amount of steel produced.

Corporate Information

Our principal executive offices are located at 12900 Snow Road, Parma, Ohio 44130, and our telephone number is (216) 676-2000. We maintain a website on the Internet at http://www.graftech.com/. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

The Offering

This prospectus relates to the resale of shares of our common stock held by the sellers identified under “Selling Security Holders” or a supplement to this prospectus. All of the sellers received such shares as consideration in connection with the acquisitions of Seadrift and C/G. At the closing of the acquisitions of Seadrift and C/G, which occurred on November 30, 2010, we entered into a Registration Rights and Stockholders’ Agreement (the “Stockholders’ Agreement”) with several parties, including the sellers, requiring us to register their shares. This registration statement, of which this prospectus is a part, is intended to be one of the registration statements required by the Stockholders’ Agreement.

We will not receive any of the proceeds from the sale of these shares of our common stock by the sellers.

FORWARD-LOOKING STATEMENTS

The information appearing under “Forward Looking Statements” in the 2009 Form 10-K and the S-4, and under “Forward Looking Statements and Risks” in our quarterly reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the Commission on April 29, 2010, July 29, 2010 and October 28, 2010, respectively, is hereby incorporated by reference.

RISK FACTORS

The information appearing under “Risks Related to Us” and “Risks Relating to our Securities” in the 2009 Form 10-K, under “Risk Factors” in the S-4, and under “Forward Looking Statements and Risks” in our quarterly reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the Commission on April 29, 2010, July 29, 2010 and October 28, 2010, respectively, is hereby incorporated by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares offered hereby by the sellers.

SELLING SECURITY HOLDERS

The sellers consist of the persons listed below and their subsequent transferees, pledgees, donees and successors. The sellers may from time to time offer and sell shares of our common stock pursuant to this prospectus or any applicable prospectus supplement.

The sellers received such shares as consideration in connection with the acquisitions of Seadrift and/or C/G.

The following table sets forth, as of November 30, 2010, certain information relating to the sellers, the number of shares of our common stock beneficially owned by them, the number of shares offered hereby by them, and the number and percentage of shares of our common stock that the sellers would beneficially own if all of the shares offered hereby are sold. As of November 30, 2010, there were 145,277,670 shares of our common stock outstanding.

Name	Shares of Common Stock Beneficially Owned	Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Outstanding Shares After Offering
Class A Sellers
Amy Jacobs Iannuzzi	199,321	199,321	0	*
Paul Keblish	192,779	192,779	0	*
Mark Quagliani	166,772	166,772	0	*
John and Kathleen McCague	161,081	161,081	0	*
Emil Bernstein	150,155	150,155	0	*
Norman D. Struble 2010 Qualified Annuity Trust	147,498	147,498	0	*
Richard Leviski	143,062	143,062	0	*
Jerome Breindel	142,742	142,742	0	*
Charles Cuprill - Hernandez	139,509	139,509	0	*
Bryan Chiappelli	136,994	136,994	0	*

Name	Shares of Common Stock Beneficially Owned	Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Outstanding Shares After Offering
C. David Goldman	129,057	129,057	0	*
Raymond Miller	121,999	121,999	0	*
Scott Swanson	110,237	110,237	0	*
Orlando and Linda Price Jardini	106,592	106,592	0	*
JJS Associates, LP	100,771	100,771	0	*
Greg Norgard	95,814	95,814	0	*
Matthew Harman	77,269	77,269	0	*
C/G Electrodes Holdings, Inc.	76,480	76,480	0	*
Joseph F. Sweeney	23,180	23,180	0	*
Joseph F. and C. Della Sweeney	38,240	38,240	0	*
MWE Investment Fund, LLC	51,788	51,788	0	*
John Baer	50,494	50,494	0	*
Gerald Cohen	46,361	46,361	0	*

Subtotal	2,608,195	2,608,195	0

Class B Sellers
Shannon Chapel Company	996,613	996,613	0	*
Nikrey Investment Group, L.P.	750,346	750,346	0	*
David Jardini	500,649	500,649	0	*
Norman Struble	419,064	419,064	0	*
Richard and Michelle Harman	385,559	385,559	0	*
John Bassett	319,897	319,897	0	*
David R. Jardini 2010 Qualified Annuity Trust	273,144	273,144	0	*
Monek Holding and Finance Ltd.	231,019	231,019	0	*

Subtotal	3,876,291	3,876,291	0

Total	6,484,486	6,484,486	0

*	Represents holdings of less than 1%.

PLAN OF DISTRIBUTION

This prospectus may be used by the sellers for the offer and sale of up to 6,484,486 shares of our common stock.

In April 2010, we entered into merger agreements pursuant to which we acquired Seadrift and C/G. The closing of the transactions under the merger agreements took place on November 30, 2010. At the closing, we entered into the Stockholders’ Agreement with several parties, including the sellers.

Description of the Stockholders’ Agreement

The Stockholders’ Agreement contains lock-up and standstill provisions, transfer restrictions, director nomination rights and registration rights with respect to shares of our common stock issued to the sellers that are described below. As used herein, the term “Milikowsky Holders” means Nathan Milikowsky, Daniel Milikowsky, The Rebecca and Nathan Milikowsky Family Foundation, The Daniel and Sharon Milikowsky Family Foundation, Inc., NMDM Investments LLC, Rebecca Milikowsky, Brina Milikowsky, Shira Milikowsky, Daniel Milikowsky Family Holdings LLC and Seadrift Coke LLC.

Lock-up and Standstill Provisions

Each of the Milikowsky Holders agreed, for two (2) years following the acquisition of Seadrift and thereafter until six (6) months after the later of (i) the termination of the Milikowksy Holders’ right to nominate an individual for election as a director of GrafTech and (ii) the date on which any such nominated director ceases to be a member of our Board of Directors, that:

•

it will not enter into, and will not permit any of its controlled affiliates or related parties to enter into, any contract to purchase, sell, borrow, lend, pledge, or otherwise acquire or transfer, directly or indirectly, any securities of GrafTech; and

•

it will not enter into, and will not permit any of its controlled affiliates or related parties to enter into, any economic or voting derivative, swap or other contract that transfers to, or acquires from, any other person, any of the voting rights or economic consequences of ownership of any securities of GrafTech or the value of which is measured or determined by, or with respect to, the value of any securities of GrafTech.

The foregoing lock-up terminates upon (i) a change in control as described below (except that the percentage thresholds in the first two bullets of the definition of change in control shall be 50% (and not 35%)); (ii) bankruptcy of GrafTech or any of its significant subsidiaries; (iii) GrafTech’s failure to comply in any material respect with the board nomination rights; (iv) the delisting of our common stock from the NYSE (other than in connection with relisting on another national or international exchange); or (v) the transfer by the Milikowsky Holders and their related parties of at least 90% of our common stock owned by them to persons other than related parties.

Each of the Milikowsky Holders agreed not to take any of the following actions for a period of two (2) years following the acquisition of Seadrift and thereafter until six (6) months after the later of (i) the termination of the Milikowksy Holders’ right to nominate an individual for election as a director of GrafTech and (ii) the date on which any such nominated director ceases to be a member of our Board of Directors (the “standstill”):

•	initiate or participate in any solicitation of proxies to vote any securities of GrafTech;

•	advise or influence any person (other than a related party) with respect to the voting of any securities of GrafTech;

•

take any action to change, control or influence the management (including the composition of our Board of Directors) or policies of GrafTech (except in connection with the exercise of the fiduciary duties of the board nominee of the Milikowsky Holders if he is then serving as a member of our Board of Directors) or to obtain representation on our Board of Directors (except for the board designation rights in the Stockholders’ Agreement);

•	make any public announcement with respect to, submit a public proposal for or make any public offer as to any extraordinary transaction involving GrafTech;

•	form, assist or participate in a group in connection with any of the foregoing;

•	enter into any discussions, arrangements or contracts with any other person regarding any of the foregoing; or

•

take any action that would require GrafTech under applicable laws, due to fiduciary duties, or otherwise to make any public announcement relating to any of the foregoing or any extraordinary transaction.

The standstill provisions terminate upon (i) a change in control as described below (except that the percentage thresholds in the first two bullets of the definition of change in control shall be 50% (and not 35%)); (ii) bankruptcy of GrafTech or any of its significant subsidiaries; (iii) GrafTech’s failure to comply in any material respect with the board nomination rights; (iv) the delisting of our common stock from the NYSE (other than in connection with relisting on another national or international exchange); or (v) upon the termination of the merger agreement with C/G without the consummation of the acquisition of C/G.

Notwithstanding the lock-up and standstill provisions, Nathan Milikowsky and Rebecca Milikowsky may transfer up to an aggregate of 1,600,000 shares (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification transaction by us) of our common stock to The Rebecca and Nathan Milikowsky Family Foundation and Daniel Milikowsky and Daniel Milikowsky Family Holdings LLC may transfer up to an aggregate of 1,600,000 shares (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification transaction by us) of our common stock to The Daniel and Sharon Milikowsky Family Foundation, Inc. Following the transfer of any such shares to one of such foundations (“Exempt Shares”), the applicable foundation may transfer such shares without restriction under the lock-up and standstill provisions.

Notwithstanding the lock-up and standstill provisions, at any time after six (6) months following the acquisition of Seadrift, each of Nathan Milikowsky (and his affiliates and related parties) and Daniel Milikowsky (and his affiliates and related parties) may sell our common stock in transactions exempt from registration under the Securities Act under Rule 144 or otherwise or in a public offering; provided, that the aggregate amount of shares each such group may sell in any three (3) month period may not exceed one percent (1%) of the outstanding shares of GrafTech common stock (but excluding Exempt Shares for these purposes).

Notwithstanding the lock-up and standstill provisions, (a) if GrafTech issues additional shares of common stock or securities convertible into or exercisable or exchangeable for shares of its common stock, each of the Milikowsky Holders shall have the right to purchase, in connection with the offering thereof or thereafter in the open market, up to such additional number of shares of GrafTech common stock or such securities so that its relative percentage of beneficial ownership of common stock is the same, after giving effect to such purchase, as it was immediately prior to such issuance and (b) each former Seadrift equity holder and former C/G equity holder who received shares of GrafTech common stock in the acquisitions of Seadrift or C/G, respectively, shall have the right to transfer shares of GrafTech common stock (i) in connection with the consummation of, or otherwise pursuant to, a merger, tender offer, exchange offer or other business combination, so long as such transaction has been approved or recommended by our Board of Directors, (ii) as required pursuant to any law or order, or (iii) two (2) years following the acquisition of Seadrift.

For purposes of the Stockholders’ Agreement, a change in control generally occurs on the date on which:

•

any person or group becomes the beneficial owner of more than 35% of the then outstanding common stock or voting securities of GrafTech (not including securities held by our employee benefit plans or related trusts);

•

any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to more than 35% of the then outstanding common stock or voting securities of GrafTech (not including securities held by our employee benefit plans or related trusts);

•

our stockholders approve a plan of dissolution or complete or substantially complete liquidation of GrafTech or our Board of Directors approves such a plan other than in connection with a reorganization, recapitalization or similar transaction following which all or a majority of the business of GrafTech and its subsidiaries (taken as a whole) shall be continued by GrafTech or any successor thereto;

•

any consummation of a merger or other business combination unless, following such business combination, the beneficial owners of the common stock and the voting securities of GrafTech prior to such business combination beneficially own more than 50% of the common equity and voting securities of the surviving entity in substantially the same proportions as prior to such business combination, no person or group (excluding our employee benefit plans or related trusts) beneficially owns more than 50% of the common equity or voting securities of the surviving entity and at least a majority of the members of the board of directors of the surviving entity were members of our Board of Directors prior to such business combination; or

•

any consummation of a sale, lease or other transfer of all or substantially all of the assets of GrafTech, whether held directly or indirectly through one or more subsidiaries (excluding a grant of security interest, sale-leaseback or similar transaction in the ordinary course of business or in connection with a credit facility or other financing, but including any foreclosure sale).

Registration Rights

GrafTech granted customary registration rights to the former Seadrift equity holders and former C/G equity holders, which include up to four (4) demand registrations (two (2) of which may be underwritten offerings) exercisable at any time after sixty (60) days prior to the second anniversary of the acquisition of Seadrift, and piggyback rights on certain registrations by GrafTech (whether for its own account or for the account of other stockholders). GrafTech agreed to (a) within five (5) days following the acquisition of Seadrift, include in any shelf registration statement which it may file to register resales of GrafTech common stock by directors and officers of GrafTech, shares of GrafTech common stock issued in connection with the acquisition of Seadrift to the Milikowsky Holders (and their related parties and affiliates), (b) within five (5) days following the acquisition of Seadrift, file a registration statement covering the shares of GrafTech common stock issued in connection with the acquisition of Seadrift to the other former equity holders of Seadrift (and we intend that this registration statement, of which this prospectus is a part, to be such registration statement), and each such other former equity holders agreed to use best efforts to limit sales under such registration statement to not more than (i) 50,000 shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification transactions by us) per week (to the extent such former equity holder holds less than 200,000 shares of GrafTech common stock) and (ii) 125,000 shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification transactions by us) per week (to the extent such former equity holder holds at least 200,000 shares of GrafTech common stock) and (c) within five (5) days following the acquisition of C/G, file a registration statement covering the shares of GrafTech Common Stock issued in connection with the acquisition of C/G to the other former equity holders of C/G (and we intend that this registration statement, of which this prospectus is a part, to be such registration statement), and each such other former equity holders agreed to use best efforts to limit sales under such registration statement to not more than (i) 50,000 shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification transactions by us) per week (to the extent such former equity holder holds less than 200,000 shares of GrafTech common Stock) and (ii) 125,000 shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification transactions by us) per week (to the extent such former equity holder holds at least 200,000 shares of GrafTech common stock). The Stockholders’ Agreement contains customary registration procedures and indemnification provisions relating to the registration rights, and GrafTech agreed to pay all expenses (other than commissions, discounts and stock transfer taxes) relating to such registrations. The registration rights provisions (other than the indemnification provisions) terminate on the earlier of (a) the date that the former Seadrift equity holders and the former C/G equity holders no longer beneficially own any registrable securities and (b) the consummation of a change in control unless GrafTech (or any successor thereof as a result of the change in control) is a reporting company under the Exchange Act.

Board Nomination Rights

Following the acquisitions of Seadrift and C/G, and pursuant to the Stockholders’ Agreement, we agreed to (i) increase the size of our Board of Directors by one (1) and elect a representative of the Milikowsky Holders (and their related parties and affiliates) to our Board of Directors and (ii) nominate such representative for re-election in subsequent years, provided the Milikowsky Holders (and their related parties and affiliates) continue to hold in the aggregate at least twelve million shares of our common stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification transactions by us). If at least three years have passed since the initial representative (or a then prior designee) was elected to our Board of Directors or, if prior to such three year period, such initial representative (or prior designee) ceases to serve due to death, disability or mandatory retirement, the Milikowsky Holders (and their related parties and affiliates) may designate a different representative to be nominated to our Board of Directors, provided, that such replacement representative is reasonably acceptable to our Board of Directors. The representative of the Milikowsky Holders (and their related parties and affiliates) must meet the requirements of an “independent director” under the listing rules of the NYSE and must otherwise satisfy the requirements of our corporate policies relating to directors. Mr. Nathan Milikowsky will be elected to our Board of Directors as the initial representative of the Milikowsky Holders. Our obligations with respect to the board nomination rights shall terminate upon the consummation of a change in control (except that the percentage thresholds in the first two bullets of the definition of change in control shall be 67% (and not 35%)).

Subject to the restrictions contained in the Stockholders’ Agreement applicable to the sellers, sales of shares of our common stock by the sellers named in this prospectus may be made from time to time in one or more transactions, on the New York Stock Exchange, in the over-the-counter market or any other exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The sellers may sell such shares of common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•

a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions or secondary distributions in accordance with the rules of the New York Stock Exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted pursuant to applicable law.

An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the sellers or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as a seller’s agent in the sale of shares by the sellers.

In connection with distributions of the shares of our common stock offered by this prospectus or otherwise, the sellers may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the sellers. Such hedging transactions may require or permit the sellers to deliver the shares to such brokers or dealers or other financial institutions to settle the hedging transactions. The sellers may also sell our common stock short and deliver the shares to close out those short positions. If so required by applicable law, this prospectus, as amended or supplemented, may be used to effect:

•	the short sales of our common stock referred to above;

•	the sale or other disposition by the brokers or dealers or other financial institutions of any shares they receive pursuant to the hedging transactions referred to above; or

•	the delivery by the sellers of shares to close out short positions.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The sellers may transfer, pledge or loan the shares to a transferee, pledgee, donee or successor that, in turn, may sell the shares. In those circumstances, the transferee, pledgee, donee or successor would become a seller under this prospectus only if identified in a prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus is a part prior to making an offer or sale under this prospectus. The sellers may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery of shares of our common stock, which the broker-dealer or other financial institution may then resell pursuant to this prospectus.

Each broker-dealer that receives our common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of our common stock. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution.

The sellers and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of our common stock by the sellers and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular common stock being distributed. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

The sellers and any brokers, dealers, agents or others that participate with the sellers in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.

Pursuant to the Stockholders’ Agreement, we have agreed to indemnify certain of the sellers named herein against certain liabilities that they may incur in connection with the sale of the shares registered hereunder, including liabilities arising under the Securities Act, and to contribute to payments that the sellers may be required to make with respect thereto. Agents, brokers and dealers may be entitled under agreements entered into by the sellers or us to indemnification against certain civil liabilities, including liabilities under the Securities Act.

There can be no assurance that the sellers will sell any or all of the shares offered hereby.

We will not receive any proceeds from the sale of any shares by the sellers pursuant to this prospectus. All proceeds from sales of shares pursuant to this prospectus will be paid directly to the sellers and will not be deposited in an escrow, trust or other similar arrangement. We will bear all of the expenses in connection with the registration of the shares offered hereby, including legal and accounting fees.

LEGAL MATTERS

The legality of the shares offered hereby and certain other legal matters will be passed upon for us by Kelley Drye & Warren LLP, New York, New York, and Stamford, Connecticut.

EXPERTS

The financial statements of GrafTech as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009 (including schedules appearing therein) and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as at December 31, 2009 incorporated in this prospectus by reference to the 2009 Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Seadrift at December 31, 2009 and 2008, and for the years then ended, and at December 31, 2008 and 2007, and for the years then ended, incorporated herein by reference to our current report on Form 8-K filed with the Commission on November 30, 2010 have been so incorporated by reference in reliance upon the reports of Alpern Rosenthal, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of C/G at December 31, 2009 and 2008, and for the years then ended, and at December 31, 2008 and 2007, and for the years then ended, incorporated by reference to our current report on Form 8-K filed with the Commission on November 30, 2010 have been so incorporated by reference in reliance upon the reports of Alpern Rosenthal, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered hereunder, other than fees, discounts, commissions and expenses to be paid or allowed to dealers, brokers or agents. All amounts set forth are estimated and subject to change, except for the Commission registration fee. All of the securities being registered hereunder have been listed on the NYSE. No portion of these expenses will be paid by the sellers. The expenses shall be paid by the registrant.

Commission registration fee	$8,391
Transfer agent and registrar fees and expenses	1,000
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Miscellaneous expenses	2,000

Total	$26,391

Item 15.	Indemnification of Directors and Officers.

GrafTech maintains director’s and officer’s liability insurance policies which indemnify directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances. Directors and officers insured under the policies include directors and officers of our subsidiaries.

We have entered into indemnification agreements with our directors and officers. Pursuant to these agreements, each director and officer will be, to the fullest extent permitted by law, entitled to advancement of expenses and to indemnification for all expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable therewith) resulting from any claim against such person arising from the fact that such person is or was a director or officer or is or was serving at our request as a director, officer, employee, trustee, agent or fiduciary of another entity or by reason of anything done or not done by such director or officer in any such capacity.

Under Delaware law, directors of a Delaware corporation can generally be held liable for certain acts and omissions in connection with the performance of their duties to the corporation and its stockholders. As permitted by Delaware law, however, our Amended and Restated Certificate of Incorporation contains a provision eliminating the liability of directors for monetary damages for breaches of their duties to us and our stockholders. This provision does not, however, eliminate liability for:

•	breaches of duty of loyalty to us and our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	transactions from which improper personal benefit is derived; and

•	unlawful declaration of dividends or repurchases or redemptions of shares of capital stock.

This provision applies to officers only if they are directors and are acting in their capacity as directors. Although the issue has not been determined by any court, this provision may have no effect on claims arising under federal securities laws. This provision does not eliminate the duty of care, but only eliminates liability for monetary damages for breaches of such duty under various circumstances. Accordingly, this provision has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a breach of the duty of care. Equitable remedies may not, however, be wholly effective to remedy the injury caused by any such breach.

Our Amended and Restated By-Laws provide that we shall:

•

indemnify each person who is or was involved in any legal proceeding because he is or was a director or officer (or is or was serving at our request as a director, officer, partner, member, manager, employee, agent or trustee of another entity) against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by him or her in connection therewith; and

•	pay the expenses incurred in defending such proceeding in advance of its final disposition,

•	in each case, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent that the provisions of Delaware law so authorizing are broadened, as it may be amended).

Our Amended and Restated By-Laws further provide that:

•	persons entitled to indemnification may bring suit against us to recover indemnification or payments claimed to be due thereunder;

•	if the suit is successful, the expense of bringing the suit will be paid by us;

•

while it is a defense to the suit that the claimant has not met the standards of conduct making indemnification or payment permissible under Delaware law, the burden of proving the defense will be on us; and

•

that neither the failure of our Board to have made a determination that indemnification is proper nor its affirmative determination that indemnification is improper will be a defense to the suit or create a presumption that the claimant has not met such standards of conduct.

In addition, our Amended and Restated By-Laws provide that:

•	the rights to indemnification and payment of expenses so provided are not exclusive of any other similar right that any person may have or acquire under any statute or otherwise;

•	we have the right to enter into indemnification contracts or otherwise arrange for indemnification of directors and officers that may be broader than the indemnification so provided; and

•

we may maintain, at our expense, insurance to protect us and our directors and officers against any expense, liability or loss, whether or not we would have the power to indemnify such directors and officers, against such expense, liability or loss under our Amended and Restated By-Laws or Delaware law.

In addition, the following information is incorporated by reference in this registration statement: Articles Tenth and Eleventh of our Amended and Restated Certificate of Incorporation filed as Exhibit 3.2.0 to our current report on Form 8-K filed with the Commission on November 30, 2010; and Article V of our Amended and Restated By-Laws filed as Exhibit 3.3.0 to our current report on Form 8-K filed with the Commission on November 30, 2010. Article V of those By-Laws also covers directors and officers of our subsidiaries. The provisions of the documents included in the information incorporated by reference above or filed as described above refer to or are based upon Sections 145 and 102(b) of the General Corporation Law of the State of Delaware (the “Law”).

Section 145 of the Law provides as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Section 102(b) (7) of the Law provides as follows:

“(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters: … (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.”

Item 16.	Exhibits

(a) The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

5.1*	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

10.1	Registration Rights and Stockholders’ Agreement dated as of November 30, 2010, among the registrant and the stockholders party thereto (incorporated herein by reference to Exhibit 10.2.0 to our current report on Form 8-K filed on November 30, 2010) (File No. 1-13888).

23.1*	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.4*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

23.5*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.6*	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof)

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parma, State of Ohio, on the 30th day of November, 2010.

GRAFTECH INTERNATIONAL LTD.

By:	/S/ MARK WIDMAR
Name:	Mark Widmar
Title:	Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints the Chief Executive Officer, the President, the General Counsel, the Secretary, the Assistant Secretary, the Chief Financial Officer, the Treasurer and the Assistant Treasurer, now or hereafter serving, of GrafTech International Ltd., and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or to obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ CRAIG SHULAR Craig S. Shular	Chief Executive Officer, President & Director (Principal Executive Officer)	November 30, 2010

/S/ MARK WIDMAR Mark Widmar	Chief Financial Officer & Vice President (Principal Financial and Accounting Officer)	November 30, 2010

/S/ RANDY CARSON Randy W. Carson	Director	November 30, 2010

/S/ MARY CRANSTON Mary B. Cranston	Director	November 30, 2010

/S/ HAROLD LAYMAN Harold E. Layman	Director	November 30, 2010

/S/ FERRELL MCCLEAN Ferrell P. McClean	Director	November 30, 2010

/S/ MICHAEL NAHL Michael C. Nahl	Director	November 30, 2010

/S/ STEVEN SHAWLEY Steven R. Shawley	Director	November 30, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.4	Consent of Alpern Rosenthal for report relating to consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

23.5	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2009 and 2008 and for the years then ended.

23.6	Consent of Alpern Rosenthal for report relating to consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2008 and 2007 and for the years then ended.

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof)